EXHIBIT 10.12


                        PURCHASE AGREEMENT


          This Purchase and Sale Agreement ("Agreement") is made as of the 20TH day of April, 1995 by and between SCL, Inc., a Delaware corporation ("Seller"), which division has its principal place of business at 1690 N. Topping Ave., Kansas City, Missouri 64120 (telecopier number: 816-920-1113), and Roamer One, Inc., a Delaware corporation ("Buyer"), having its principal place of business at 19401 South Vermont Avenue, Suite A-205, Torrance, California 90502, U.S.A. (telecopier number: 310-366-7712).

          WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer certain 220 MHz 5 channel trunked radio systems and mobile radios ("Systems") on the terms and conditions set forth herein;

          Now, therefore the parties agree as follows:

          1. PURCHASE ORDERS. Buyer shall place purchase orders ("Purchase Orders") for all of its Systems requirements for infrastructure equipment with Seller. The Purchase Orders shall contain the equipment specifications relating to the Systems and shall be subject to the terms and conditions of sale attached as SCHEDULE A to this Agreement (the "Terms and Conditions of Sale") which are hereby incorporated into this Agreement by reference.

          2. SUPPLEMENTARY ORDER INFORMATION. The Systems covered by the Purchase Order shall include, but not be limited to, the Systems listed on SCHEDULE B to this Agreement. Buyer shall provide all supplementary information requested by Seller regarding shipping and delivery to the various installation locations listed on SCHEDULE B. In particular, Buyer agrees to provide to Seller a list of sites for the installation of the Systems in a timely manner at Seller's request, and sufficiently in advance of projected delivery dates to allow for the orderly shipment of Systems to the site locations. In addition, Buyer shall provide Seller with a detailed roll-out schedule projecting the order of Systems installations and the projected dates for such installations, which shall be jointly agreed upon by the parties. If requested by Seller, Buyer agrees to furnish Seller with proof of signed and valid leases for each of the site locations on which Systems will be installed.

          3. PRICING. (a) The Systems and all related equipment and services shall be provided at prices competitive with prices offered by other systems integrators for comparable equipment and services. Services and equipment relating to Systems shall be priced as follows:

          (i) For materials related to the infrastructure trunked mobile radio system and associated multicoupling equipment, cost to Seller from OEM vendor, plus 15% gross margin, with the exception of importation duty and shipping
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                    (with importation duty and shipping costs to
                    be charged to Buyer at cost);

          (ii) For subcontracted labor in connection with tower installation, cost to Seller, plus 15% gross margin;

          (iii) For labor in connection with project management, $75 Canadian per hour; provided, however, that the total amount shall not exceed an amount equal to two percent (2%) of the total of value of all Systems or be less than $120,000 U.S. in the aggregate;

          (iv)      For labor in connection with Systems
                    assembly, $80 Canadian per hour; and

          (v) For labor in connection with field support, $85 Canadian per hour.

          (b) All Canadian dollar amounts will be converted at the U.S. dollar exchange rate in effect as of the invoice date for invoiced equipment and services.

          4. SHIPMENT OF ASSEMBLED SYSTEMS. Shipment of assembled Systems shall be in the order agreed between Buyer and Seller. Shipment shall be made upon completion of assembly within a reasonable time following SCL's receipt of all parts and components of such Systems.

          5. INVOICING OF EQUIPMENT AND INSTALLATION CHARGES. All charges for equipment and labor in connection with Systems assembly shall be separately invoiced to Buyer upon shipment of equipment to site locations identified by Buyer. All other charges relating to site installation of Systems shall be invoiced to Buyer on a monthly basis and shall be broken down by site location where applicable. All charges for project management and field technical service shall be invoiced monthly and supported by time sheets.

          6. AUDIT RIGHTS. Upon 30 days notice to Seller, Buyer shall have the right, during business hours of Seller, to inspect, examine and review books, records and other data, including any electronic data of Seller, relating to Systems costs invoiced to Buyer. In the event any dispute should arise relating to such invoiced costs, the parties shall use reasonable efforts to resolve the dispute and agree upon adjustments within a thirty (30) day period.

          7. TERMINATION. (a) In addition to any other agreements which may be entered into to secure Seller's right to payment, if Buyer defaults on any payment when due hereunder or under the terms and conditions of any related financing arrangement entered into by Buyer and Seller, or if any foreclosure or execution is made on Buyer's property or assets,

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or if Buyer enters into any reorganization proceeding or makes any arrangement or composition with its creditors, or if Buyer permits any act of similar effect to take place, then Seller may upon notice:

          (i) Suspend or terminate the contract or any part of it,

          (ii)      Stop any Systems in transit, and

          (iii) Recover any Systems from the Buyer's premises for which payment has not been made in full.

          (b) If (i) Seller fails to correct an invoicing error after 45 days notice from Buyer, (ii) Seller defaults on its obligations to deliver the Systems hereunder, (iii) Seller cannot perform in a timely manner the installation of the Systems purchased from Seller hereunder in accordance with any written schedule executed by Buyer and Seller, and is unable to perform such installation within thirty (30) days after receipt of written notice from Buyer to Seller, (iv) any foreclosure or execution is made on Seller's property or assets, (v) Seller enters into any reorganization proceeding or makes any arrangement or composition with its creditors, or (vi) Seller permits any act of similar effect to take place, then Buyer may, upon notice suspend or terminate this Agreement in whole or in part.

          8. BREACH BY BUYER. In the event Buyer should purchase any of its Systems requirements for infrastructure equipment directly from an OEM supplier other than Seller, then Buyer shall pay to Seller, within thirty (30) days of receipt of such equipment, an amount equal to 1.1765 times the cost of such equipment as listed on the invoice, less freight, duties, taxes and other ancillary charges, as payment for Seller's technical assistance in such purchase and as compensation for project management.

          9. INSURANCE. (a) Seller shall indemnify and hold Buyer harmless from and against any claims arising from injury or suit resulting from or submitted by any employee or subcontractor working on Seller's behalf, in the performance of their duties in connection with the terms of this Agreement.

          (b) Buyer shall indemnify and hold Seller harmless from and against any claims arising from or injury or suit resulting from or submitted by any employee or subcontractor working on Buyer's behalf, in the performance of their duties in connection with the terms of this Agreement.

          (c) Each party shall use its best efforts to require any subcontractors or related or unrelated third parties to produce sufficient proof of insurance covering potential liabilities in connection with the contracted work.

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          10.  ASSIGNMENT.  This Agreement may not be assigned by
either party without the prior written consent of the other party; provided, however, upon thirty (30) days prior written notice to Buyer, Seller may assign its rights and obligations under this Agreement to any affiliate, division, subsidiary, successor corporation or parent of the Seller which will become a part of Intek in accordance with the Letter of Intent between Simmonds Communications and Intek dated March 20, 1995.

          11. NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or personally delivered, in each event to the address or telecopier number of the addressee set forth above, or at such other address or telecopier number as shall be designated by any party in a written notice to the other party. All such notices and communications shall: (i) if mailed, be effective five (5) days after deposit into the U.S. mail with postage prepaid;
(ii) if telecopied, be effective upon facsimile transmission with confirmation thereof; and (iii) if personally delivered, be effective upon delivery thereof.

          12. AMENDMENT; INTERPRETATION. No amendment of this Agreement shall be effective unless the same shall be in writing and signed by both of the parties hereto. Whenever possible, each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement; provided, however, that if the rendering of any such provision is ineffective shall alter the commercial basis of this Agreement, the parties shall renegotiate this Agreement.

          13. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Delaware, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

          14. ENTIRE AGREEMENT. Except for the Supply Agreement and the related financing agreements among Buyer, Simmonds Communications Limited, an Ontario corporation, and Linear Modulation Technology Limited, an English limited company, this Agreement, together with all schedules hereto, constitutes the entire agreement of the parties and supersedes all prior agreements and understandings between them, regarding the subject matter hereof.

          15. COUNTERPARTS. This Agreement may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall constitute an original, and all of which together shall constitute one instrument.

PAGE
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          IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the date first above written.


                              SELLER

                              SCL, INC.



                              By:/s/  H. Dunstan
                              Its:  Director


                              BUYER

                              ROAMER ONE, INC.



                              By:  /s/  David Neibert
                              Its:  President
PAGE
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                                                       Schedule A


                   TERMS AND CONDITIONS OF SALE


                    1. PRICE. Except as otherwise provided, all prices are quoted in U.S. dollars. Quoted prices do not include the costs of freight, applicable sales, excise, customs or import duties use or similar taxes, insurance, installation costs or special packaging. Buyer shall either pay or reimburse Seller for all such costs.

          2. TERMS OF PAYMENT. All invoices shall be dated as of the date of shipment to the site, or in the event Buyer causes a delay, then the invoice date shall be the date Seller would otherwise have made shipment to the site. Any demand for payment of non-shipped merchandise shall be accompanied by a Certificate of Seller that such inventory is being held for shipment to Buyer free and clear of all liens. Unless otherwise agreed, all payments are due 30 days from date of invoice up to a credit limit of $1,000,000 U.S. However, if shipment is delayed by Buyer, payment shall nevertheless become due on the date Seller would have made shipment but for the delay. If Seller at any time determines in its sole judgment that the financial condition of Buyer does not justify the extension or continuance of credit, Seller may insist on the immediate payment of all outstanding invoices, withhold further production or shipment until payment in full has been received, require advance payments, and/or ship orders C.O.D. Except as otherwise specifically agreed between Seller and Buyer, interest shall be charged on all payments not made when due at a rate of one percent per month, but not in excess of applicable legal maximums. All payments are to be made in United States funds, unless otherwise stipulated.

          3. SHIPMENT. Unless otherwise indicated, all goods shall be shipped CIF installation location in continental United States notified by Buyer in writing. Except as provided with respect to deferred deliveries, the risk of loss of such goods shall pass to Buyer upon delivery to the shipper. Buyer shall pay or reimburse Seller for extra freight charges and incidental costs incurred for goods shipped at Buyer's request by means other than Seller's customary shipping methods.

          4. DELAYS. All delivery dates shall be regarded as approximate. Seller shall be excused from the obligation to make timely deliveries where delay in delivery is caused directly or indirectly by any act of God, accident, labor dispute, act of government, act of Buyer, delay or default by subcontractor or supplier or any other cause beyond Seller's reasonable control. Seller shall not be liable to Buyer for any such delay in delivery and, notwithstanding any such delay, Buyer shall not be excused from its obligation to take and pay for goods ordered unless Buyer reasonably notifies Seller of Buyer's cancellation and reimburse Seller as provided in Paragraph 6.

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          5.   DEFERRED DELIVERIES.  Upon written request by
Buyer given not later than 30 days prior to the scheduled shipping date, Seller will alter, redirect or defer for up to 60 days the delivery of goods sold; provided that Buyer pays for such goods as required by Paragraph 2 and pays all additional costs (including reasonable storage and insurance) incurred by Seller as a result of such deference, alteration or reduction.

          6. CANCELLATION. Orders may not be cancelled or modified, either in whole or in part, without the Seller's written consent; nor may Buyer's blanket purchase orders be modified or cancelled by Buyer's release orders except upon days written notice in advance of scheduled delivery. In the event of any such cancellation, Buyer shall reimburse Seller for all applicable costs incurred by it (including the cost of purchased materials which are not standard stock) and pay Seller an allowance for its profit equal to ten (10) percent of the total amount of the order cancelled.

          7. PATENTS. Buyer shall indemnify and hold Seller harmless from any liability or cost arising out of any suit, action or claim for the infringement of any patent or patent rights which are or may be asserted against Seller because of the design, nature, structure or use of any goods ordered or contracted for which is manufactured or fabricated, in whole or part, according to designs or specifications furnished by Buyer and shall indemnify and hold Seller harmless from all claims for loss or damage, and from all court costs, attorneys' fees and other expenses paid or incurred by or imposed upon Seller in connection with the defense of any action brought against Seller by reason of Seller's performance of any order for Buyer. Upon request by the Seller, Buyer will undertake, at its own cost and expense, the defense of any such action which may be brought against the Seller.

          8. LIMITED EXPRESS WARRANTY AND DISCLAIMER OF IMPLIED WARRANTIES. Seller agrees to make available to Buyer the benefits of warranties provided by Seller's suppliers subject to the applicable limitations thereof and to the terms and conditions thereof being fulfilled by Buyer. Seller's goods are sold AS IS, and no employee, agent, or other person is authorized to give any warranties on behalf of Seller in addition to or different from those herein given or to assume for seller any other liability in connection with any of its goods. Upon receipt of written notice from Buyer within one year of the installation of any of the Systems of any deficiency in the services rendered by Seller in connection therewith which is resulting in a malfunction in such System, Seller shall provide such additional services of the same type as the services originally provided by Seller in connection with the installation of such System to repair or otherwise correct the deficiency.

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          THIS WARRANTY IS MADE ONLY TO BUYER AND IS IN LIEU OF
ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR PURPOSE OR OTHER WARRANTIES, EXPRESS OR IMPLIED OR BASED ON USAGE OR TRADE. CORRECTION OF NON CONFORMITIES, IN THE MANNER AND SUBJECT TO THE NOTIFICATION PERIODS PROVIDED ABOVE, SHALL CONSTITUTE FULFILLMENT OF ALL LIABILITIES OF SELLER WHETHER BASED ON CONTRACT, STATUTE, COMMON LAW, COMITY, COMMERCIAL USAGE OR OTHERWISE. SELLER SHALL NOT BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES.
THE REMEDIES SET FORTH HEREIN ARE EXCLUSIVE AND SHALL NOT UNDER ANY CIRCUMSTANCES EXCEED THE PRICE OF THE GOODS ON WHICH SUCH LIABILITY IS BASED PLUS TRANSPORTATION CHARGES.

          9. TECHNICAL ADVICE. Notwithstanding any past or future practice, dealings or custom of trade, Seller in no way warrants or otherwise guarantees any technical advice, recommendations or opinions furnished to Buyer. Buyer shall evaluate all such advice, recommendations or opinions and may follow such advice, recommendations or opinions only at its sole risk.

          10. INDEMNIFICATION. Buyer agrees to indemnify Seller and hold Seller harmless from any damages or losses to any party or property whatsoever arising out of the use or operation of goods furnished or sold to Buyer. Said indemnity shall include, but is not limited to, any claims for commercial loss, personal injury and property damage.

          11. MERGER AND MODIFICATION. These Terms and Conditions of Sale contain the entire understanding and agreement between Buyer and Seller and supersede any prior written or oral understandings or agreements respecting the subject of these terms and conditions. It is expressly agreed that these Terms and Conditions of Sale shall supersede any prior written forms of Buyer. These terms and conditions may not be altered, modified or waived except by a writing signed by both Buyer and Seller.

          12. REPLACEMENT PARTS. Seller shall have no duty to stock or continue the assembly and distribution of any goods and may modify or discontinue any goods at any time.